UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2020

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2020, Transcat, Inc. (“Transcat”) entered into an Asset Purchase Agreement (the “Agreement”), by and among Transcat, TTE Laboratories, Inc. (“TTE”), Benjamin Leverone (“Leverone”), and Michael Anema (“Anema”), pursuant to which Transcat acquired substantially all of the assets of TTE. TTE, a Massachusetts corporation, provides a broad range of pipette services, including calibration, repair, refurbishment or replacement, calibration management and user training, and sales of pipette equipment and supplies. There were no material relationships between TTE, Leverone or Anema and Transcat or its affiliates, or any director or officer of Transcat, or any associate of any such director or officer, other than in respect of the transaction.

Pursuant to the Agreement, Transcat purchased substantially all of the assets of TTE for a cash purchase price of $12.3 million, subject to adjustment based on the final calculation of TTE’s working capital. A portion of the purchase price was placed in escrow to secure TTE’s obligations, if any, for working capital adjustments, reimbursement for uncollected accounts receivable and the indemnification obligations of TTE, Leverone and Anema under the terms of the Agreement. The Agreement contains various representations, warranties and covenants of the parties that are customary for a transaction of this nature.

In addition, Transcat, TTE, Leverone and Anema entered into a five-year Non-Disclosure, Non-Solicitation and Non-Competition Agreement as of February 21, 2020.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement that will be filed as an exhibit to Transcat’s Annual Report on Form 10-K for the fiscal year ending March 28, 2020.

Item 7.01 Regulation FD Disclosure.

On February 24, 2020, Transcat issued a press release announcing the signing of the Agreement and the acquisition. A copy of this press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of Transcat under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated February 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: February 24, 2020	By:	/s/ Michael J. Tschiderer
Michael J. Tschiderer
Vice President of Finance and Chief Financial Officer